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                                                                   EXHIBIT 10.15

                                 AMENDMENT NO. 1

                                       TO

                              EMPLOYMENT AGREEMENT

      THIS AMENDMENT NO. 1 (the "Amendment") to the Employment Agreement dated July 1, 1999 (the "Employment Agreement"), made and entered into as of April 1, 2000, by and between THE ROSE GROUP CORPORATION OF NEVADA, a Nevada corporation (the "Company") and SHELDON R. ROSE, an individual ("Employee").


      WHEREAS, the Company and the Employee entered into the Employment Agreement dated July 1, 1999 to employ the Employee as its President and Chief Executive Officer upon the terms and conditions contained therein; and

      WHEREAS, at a meeting held on March 30 2000, the Company's Board of Directors approved an increase in Employee's base salary for the fiscal years 1999 and 2000 and made the increase in the base salary for fiscal year 1999 retroactive; and

      WHEREAS, and the Company and Employee now desire to amend Section 2(a) of the Employment Agreement to reflect such base salary increase.

      NOW THEREFORE, with reference to the foregoing facts, the Company and Employee agree as follows:

      1.  AMENDMENT TO SECTION 2(A). Section 2(a) is hereby amended to read:

      (a) BASE SALARY. The base salary payable to Employee shall be $180,000 per year for fiscal year 1999 and $210,000 for fiscal year 2000; provided, however, that (i) when Sales in any fiscal year of the Company reach or exceed $100,000,000, the base salary payable to Employee shall be automatically increased to $240,000 per year, and (ii) each time when Sales in any fiscal year of the Company reach or exceed any integral multiple of $50,000,000 in excess of $100,000,000, the base salary payable to Employee shall be automatically increased by an additional $30,000 per year. "Sales" as used in the preceding sentence shall mean the Sales of the Company in any fiscal year as set forth on the Company's Consolidated Statement of Operations for such fiscal year as audited by the Company's independent auditor in accordance with generally accepted auditing standards. The base salary shall be payable to Employee on a regular basis in accordance with the Company's standard payroll procedures. In addition to the automatic adjustments to the base salary described above, the base salary may be increased by the Board at any time, in its discretion, in light of Employee's position, responsibilities, performance and other relevant factors.

      2. NO OTHER AMENDMENTS. Except as set forth in this Amendment, all the terms and provisions of the Employment Agreement shall remain in full force and effect.



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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                          THE ROSE GROUP CORPORATION
                                             OF NEVADA


                                          By: /s/ Mark C. Nicholas
                                              ----------------------------------
                                              Name: Mark Nicholas
                                                    ----------------------------
                                              Title: VP Operations
                                                    ----------------------------




                                          /s/ Sheldon R. Rose
                                          --------------------------------------
                                                       SHELDON R. ROSE




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